As filed with the Securities and Exchange Commission on September 21, 2005

                                                      Registration No. 333-91462
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                              --------------------
                        POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM SB-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------
                              NEOPROBE CORPORATION

             (Exact name of registrant as specified in its charter)

           Delaware                     2835                    31-1080091
(State or other jurisdiction      (Primary standard           (IRS employer
     of incorporation or             industrial           identification number)
        organization)          Classification number)

                              --------------------
                        425 Metro Place North, Suite 300
                             Dublin, Ohio 43017-1367
                                 (614) 793-7500
          (Address and telephone number of principal executive offices)
                              --------------------
                        425 Metro Place North, Suite 300
                             Dublin, Ohio 43017-1367
                    (Address of principal place of business)
                              --------------------
      Brent L. Larson, Vice President, Finance and Chief Financial Officer
                              Neoprobe Corporation
                        425 Metro Place North, Suite 300
                             Dublin, Ohio 43017-1367
                                 (614) 793-7500
            (Name, address and telephone number of agent for service)
                              --------------------
                                   Copies to:

                             William J. Kelly, Esq.
                       Porter, Wright, Morris & Arthur LLP
                              41 South High Street
                              Columbus, Ohio 43215
                          Telephone No. (614) 227-2136
                            wjkelly@porterwright.com

Approximate date of commencement of proposed sale to the public:  Not Applicable

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

======================================================================================================================
                                              CALCULATION OF REGISTRATION FEE
======================================================================================================================
  Title of Each Class of                              Proposed Maximum
     Securities to be        Proposed Amount to      Offering Price Per       Proposed Maximum        Amount of
        Registered             be Registered             Share (1)           Offering Price (1)    Registration Fee
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par
value.................          6,620,062(2)              $ 0.18                 $2,124,101            $440.13*
======================================================================================================================


(1) Estimated with respect to the shares originally registered solely for the purpose of calculating the registration fee pursuant to Rule 457.

(2) Represents shares of common stock held directly by 14 of the selling stockholders that were sold pursuant to this registration statement.

* Registration Fee previously paid. The actual registration fee is listed in this column, and does not reflect the reduction in the number of shares registered as resulting from this post-effective amendment.

         This registration statement was originally filed to register resales by certain selling stockholders of a total of 11,800,563 shares of common stock issued to the selling stockholders pursuant to a stock purchase agreement, dated November 29, 2001, by and among Neoprobe Corporation and Cardiosonix, Ltd., an Israeli company limited by shares, and selling stockholders Dan Manor, Eli Levi, Roni Bibi, First Isratech Fund LP, a Minnesota limited partnership, First Isratech Fund LLC, a Minnesota limited liability company, First Isratech Fund Norway A.S., a Norway company, Greatway Commercial Inc., a corporation organized under the laws of Panama, Uri Zucker, Carmeni Partners Ltd., a Delaware partnership, Emicar, LLC, a New York limited liability company, and Ma'Aragim Enterprises, Ltd., an Israeli company limited by shares (the "Stock Purchase Agreement"), which provided, among other things, for the acquisition by Neoprobe Corporation of all of the outstanding shares of Cardiosonix Ltd. As of the date of this post-effective amendment, filed to remove from registration the securities which remain unsold at the end of the offering, only 6,620,062 shares were actually sold by the selling stockholders pursuant to the registration statement. This post-effective amendment is being filed to reduce the number of shares of Common Stock registered hereby to the number of shares that were actually sold by the selling stockholders.

Item 27.          Exhibits.

     Exhibit
      Number                     Exhibit Description
     -------                     -------------------
        24 Powers of Attorney (incorporated by reference to the Company's Form SB-2 Registration Statement filed with the Commission on June 28, 2002, Registration No. 333-91462, with the exception of the Powers of Attorney for Mr. Aschinger and Dr. Bland, which are filed herewith).

                                   Signatures

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this post-effective amendment no. 1 to its registration statement to be signed on its behalf by the undersigned in the City of Dublin, Ohio, on September 21, 2005.

                                        Neoprobe Corporation

                                        By: /s/ Brent L. Larson
                                            ------------------------------------
                                            Brent L. Larson, Vice President,
                                            Finance and Chief Financial Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated:

Signature                                               Title                                     Date
---------                                               -----                                     ----
/s/ David C. Bupp*                          President, Chief Executive Officer              September 21, 2005
------------------------------------        and Director
David C. Bupp                               (principal executive officer)


/s/ Brent L. Larson                         Vice President, Finance and Chief               September 21, 2005
------------------------------------        Financial Officer
Brent L. Larson                             (principal financial officer and
                                            principal accounting officer)


/s/ Julius R. Krevans*                      Chairman of the Board of                        September 21, 2005
------------------------------------        Directors
Julius R. Krevans

/s/ Carl J. Aschinger, Jr.*                 Director                                        September 21, 2005
------------------------------------
Carl J. Aschinger, Jr.

/s/ Reuven Avital*                          Director                                        September 21, 2005
------------------------------------
Reuven Avital

/s/ Kirby I. Bland, M.D.*                   Director                                        September 21, 2005
------------------------------------
Kirby I. Bland, M.D.

/s/ Fred B. Miller*                         Director                                        September 21, 2005
------------------------------------
Fred B. Miller

/s/ Frank Whitley, Jr.*                     Director                                        September 21, 2005
------------------------------------
J. Frank Whitley, Jr.


*By: /s/ Brent L. Larson
    ---------------------------------
    Brent L. Larson, Attorney-in fact



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